Exhibit 99.1

Tenet Reports Strong Second Quarter 2026 Results;
Raises 2026 Financial Outlook

•Net income available to common shareholders in second quarter 2026 was $826 million, or $9.84 per diluted share compared to $288 million, or $3.14 in second quarter 2025

•Adjusted diluted earnings per share1 increased 52.2% to $6.12 in second quarter 2026 compared to $4.02 in second quarter 2025

•Second quarter 2026 Consolidated Adjusted EBITDA1 increased 16.3% over second quarter 2025 to $1.304 billion; Second quarter 2026 Adjusted EBITDA margin was 23.2%; Our second quarter 2026 Consolidated Adjusted EBITDA well exceeded the high end of our second quarter guidance range of 24-25% of our previous full year guidance of $4.635 billion at the mid-point

•Second quarter 2026 Ambulatory Care Adjusted EBITDA of $542 million increased 8.8% over second quarter 2025

•Hospital Adjusted EBITDA margin increased to 18.0% in second quarter 2026 compared to 15.6% in second quarter 2025 despite payer mix headwinds

•Board of Directors authorized a $2.0 billion increase to the share repurchase program

•FY 2026 Adjusted EBITDA Outlook is now expected to be in the range of $4.83 billion to $5.03 billion, a $295 million increase at the midpoint of the range; FY 2026 Adjusted Free Cash Flow outlook now expected to be in the range of $2.725 billion to $3.025 billion, a $225 million increase

DALLAS — July 23, 2026 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended June 30, 2026.

"Strong same-store revenue growth and effective expense management drove our fundamental outperformance in the second quarter of 2026 compared to our original assumptions," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We are actively navigating current industry dynamics through excellent operational execution, investments in innovation, and a continued focus on higher acuity services to sustain growth, margins and significant free cash flow."

Tenet’s results for second quarter 2026 versus second quarter 2025 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share results)	2026	2025	2026	2025
Net operating revenues[7]	$5,628	$5,271	$10,996	$10,494
Net income available to Tenet common shareholders	$826	$288	$1,528	$694
Net income available to Tenet common shareholders per diluted share	$9.84	$3.14	$17.81	$7.43
Adjusted EBITDA[1]	$1,304	$1,121	$2,466	$2,284
Adjusted diluted earnings per share[1]	$6.12	$4.02	$10.91	$8.38

•Net income available to the Company’s common shareholders in second quarter 2026 was $826 million, or $9.84 per diluted share, versus $288 million, or $3.14 per diluted share, in second quarter 2025.

•Adjusted EBITDA1 in second quarter 2026 was $1.304 billion compared to $1.121 billion in second quarter 2025, reflecting strong growth in same facility revenue and disciplined expense management, partially offset by unfavorable payer mix due to lower exchange admissions.

Balance Sheet and Cash Flows

•Net cash flows provided by operating activities for the six months ended June 30, 2026 were $2.226 billion versus $1.751 billion for the six months ended June 30, 2025.

•The Company generated adjusted free cash flow1 of $1.422 billion for the six months ended June 30, 2026 versus $1.466 billion for the six months ended June 30, 2025.

•In the three months ended June 30, 2026, the Company repurchased 5.68 million shares of common stock for $1.042 billion. In the six months ended June 30, 2026, the Company repurchased 7.02 million shares of common stock for $1.360 billion.

•The Company's Board of Directors authorized a $2.0 billion increase to the share repurchase program. With this new authorization, the Company has $2.13 billion remaining under its repurchase authorizations as of July 23, 2026. Repurchases will be made at management's discretion from time to time in the open market or through privately negotiated transactions, subject to market conditions and other relevant factors.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.33x at June 30, 2026 compared to 2.24x at March 31, 2026 and 2.25x at December 31, 2025.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of June 30, 2026, USPI had interests in 538 ambulatory surgery centers (405 consolidated) and 26 surgical hospitals (eight consolidated) in 37 states.

	Three Months Ended June 30,		Six Months Ended June 30,
Ambulatory segment results ($ in millions)	2026	2025	2026	2025
Revenues
Net operating revenues	$1,388	$1,270	$2,708	$2,464
Same-facility system-wide net patient service revenues[2]	$2,221	$2,115	$4,305	$4,090
Changes versus the Prior-Year Period
Same-facility system-wide net patient service revenues	5.0%	7.7%	5.3%	7.1%
Same-facility system-wide net patient service revenue per case	6.3%	8.3%	5.9%	8.6%
Same-facility system-wide surgical cases[2]	(1.2)%	(0.6)%	(0.6)%	(1.4)%
Same-facility system-wide surgical cases on same-business day basis[2]	(1.2)%	(0.6)%	(0.6)%	(0.6)%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$542	$498	$1,026	$954
Adjusted EBITDA margin	39.0%	39.2%	37.9%	38.7%
Adjusted EBITDA less NCI	$330	$303	$621	$582

•Second quarter 2026 net operating revenues increased 9.3% compared to second quarter 2025 driven by strong growth in consolidated same-facility net patient service revenues, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 5.0% in second quarter 2026 compared to second quarter 2025, with cases down 1.2% and net revenue per case up 6.3%. Net revenue per case growth was driven by higher acuity and favorable service mix.

•Second quarter 2026 Adjusted EBITDA increased 8.8% compared to second quarter 2025, due to strong growth in same-facility net patient service revenues, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended June 30,		Six Months Ended June 30,
Hospital segment results ($ in millions)	2026	2025	2026	2025
Revenues
Net operating revenues[7]	$4,240	$4,001	$8,288	$8,030
Same-hospital net patient service revenues[3]	$3,648	$3,443	$7,106	$6,932
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	2.3%	1.6%	1.3%	3.0%
Adjusted admissions[4]	2.6%	0.4%	1.6%	1.6%
Outpatient visits (including outpatient ER visits)	0.1%	(3.2)%	(1.5)%	(1.3)%
Emergency Room visits (inpatient and outpatient)	2.0%	(4.7)%	(0.7)%	(1.6)%
Hospital surgeries	(0.7)%	(1.7)%	(0.8)%	(1.6)%
Adjusted EBITDA
Adjusted EBITDA	$762	$623	$1,440	$1,330
Adjusted EBITDA margin	18.0%	15.6%	17.4%	16.6%

•Second quarter 2026 net operating revenues increased 6.0% from second quarter 2025 due to an increase in adjusted admissions and higher acuity partially offset by unfavorable payer mix due to lower exchange admissions.

•Same-hospital net patient service revenue per adjusted admission increased 3.3% year-over-year for second quarter 2026 primarily due to strength in commercial employer net patient revenues and increases in Medicaid supplemental revenues, partially offset by unfavorable payer mix related to lower exchange admissions.

•Adjusted EBITDA in second quarter 2026 was $762 million compared to $623 million in second quarter 2025, a 22.3% increase, reflecting strong growth in same facility revenue and disciplined expense management as well as increases in Medicaid supplemental revenues, partially offset by unfavorable payer mix due to lower exchange admissions.

•In the second quarter of 2026, the Hospital segment recognized a $92 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years. Second quarter 2025 results included a $70 million favorable pre-tax impact for additional Medicaid supplemental revenues related to prior years.

2026 Outlook1

Tenet’s Outlook for full year 2026 (consolidated and by segment) follows. Revenue recognized from the early conclusion of the CommonSpirit contract is not included in net operating revenues.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2026 Outlook
Net operating revenues[7]	$21,900 to $22,500
Net income available to Tenet common stockholders	$2,869 to $3,024
Adjusted EBITDA	$4,830 to $5,030
Adjusted EBITDA margin	22.1% to 22.4%
Diluted income per common share	$34.57 to $36.43
Adjusted net income	$1,685 to $1,800
Adjusted diluted earnings per share	$20.30 to $21.69
Equity in earnings of unconsolidated affiliates	$265 to $275
Depreciation and amortization	$875 to $925
Interest expense	$800 to $810
Income tax expense[5]	$1,075 to $1,130
Net income available to NCI	$910 to $960
Weighted average diluted common shares	~83 million
Net cash provided by operating activities	$3,840 to $4,290
Adjusted net cash provided by operating activities	$3,425 to $3,825
Capital expenditures	$700 to $800
Free cash flow	$3,140 to $3,490
Adjusted free cash flow	$2,725 to $3,025
NCI cash distributions	$900 to $970

Ambulatory Segment ($ in millions)	FY 2026 Outlook
Net operating revenues	$5,500 to $5,700
Adjusted EBITDA	$2,160 to $2,220
NCI	$865 to $895
Adjusted EBITDA less NCI	$1,295 to $1,325
Changes versus prior year[6]:
Same-facility system-wide revenues	Up 3.0% to 6.0%

Hospital Segment ($ in millions)	FY 2026 Outlook
Net operating revenues[7]	$16,400 to $16,800
Adjusted EBITDA	$2,670 to $2,810
NCI	$45 to $65
Changes versus prior year[6]:
Inpatient admissions	Up 1.0% to 2.0%
Adjusted admissions	Up 1.0% to 2.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s second quarter 2026 results in a webcast scheduled for 11:30 a.m. Eastern Time (10:30 a.m. Central Time) on July 24, 2026. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on July 23, 2026.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our full year 2026 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2026, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2025 through June 30, 2026. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.
7.Revenue recognized from the early conclusion of the CommonSpirit contract is not included in net operating revenues.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Olivia E. Nadler
469-893-2387	469-893-6352
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization, (12) income (loss) from divested and closed businesses (i.e., health plan businesses) and (13) revenue from contract termination. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses), (7) revenue from contract termination and (8) the associated impact of these items on taxes and noncontrolling interests. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, (2) net cash provided by (used in) operating activities from discontinued operations and (3) cash received for contract termination defined above.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Second Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended June 30,
	2026	%	2025	%	Change
Net operating revenues	$5,628	100.0%	$5,271	100.0%	6.8%
Revenue from contract termination	413	7.3%	—	—%	100.0%
Equity in earnings of unconsolidated affiliates	65	1.2%	61	1.2%	6.6%
Operating expenses:
Salaries, wages and benefits	2,231	39.6%	2,160	41.0%	3.3%
Supplies	984	17.5%	932	17.7%	5.6%
Other operating expenses, net	1,174	20.9%	1,119	21.3%	4.9%
Depreciation and amortization	215	3.7%	208	3.9%
Impairment and restructuring charges, and acquisition-related costs	31	0.6%	24	0.5%
Litigation and investigation costs	3	0.1%	28	0.5%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(33)	(0.6)%	38	0.7%
Operating income	1,501	26.7%	823	15.6%
Interest expense	(204)		(206)
Other non-operating income, net	43		25
Income before income taxes	1,340		642
Income tax expense	(295)		(120)
Net income	1,045		522
Less: Net income available to noncontrolling interests	219		234
Net income available to Tenet Healthcare Corporation common shareholders	$826		$288

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$9.89		$3.16
Diluted	$9.84		$3.14

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	83,524		91,135
Diluted	83,964		91,791

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Six Months Ended June 30,
	2026	%	2025	%	Change
Net operating revenues	$10,996	100.0%	$10,494	100.0%	4.8%
Revenue from contract termination	826	7.5%	—	—%	100.0%
Equity in earnings of unconsolidated affiliates	116	1.1%	117	1.1%	(0.9)%
Operating expenses:
Salaries, wages and benefits	4,405	40.1%	4,279	40.8%	2.9%
Supplies	1,945	17.7%	1,839	17.5%	5.8%
Other operating expenses, net	2,296	20.9%	2,209	21.1%	3.9%
Depreciation and amortization	444	4.0%	414	3.9%
Impairment and restructuring charges, and acquisition-related costs	55	0.5%	43	0.4%
Litigation and investigation costs	30	0.3%	45	0.4%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(34)	(0.3)%	16	0.2%
Operating income	2,797	25.4%	1,766	16.8%
Interest expense	(409)		(410)
Other non-operating income, net	84		51
Income before income taxes	2,472		1,407
Income tax expense	(521)		(263)
Net income	1,951		1,144
Less: Net income available to noncontrolling interests	423		450
Net income available to Tenet Healthcare Corporation common shareholders	$1,528		$694

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$17.94		$7.49
Diluted	$17.81		$7.43

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	85,162		92,688
Diluted	85,780		93,408

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,170	$2,883
Accounts receivable	2,608	2,565
Inventories of supplies, at cost	338	348
Assets held for sale	62	62
Other current assets	2,649	1,991
Total current assets	7,827	7,849
Investments and other assets	3,802	2,883
Deferred income taxes	71	84
Property and equipment, at cost, less accumulated depreciation and amortization	6,258	6,315
Goodwill	11,437	11,198
Other intangible assets, at cost, less accumulated amortization	1,281	1,348
Total assets	$30,676	$29,677

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$160	$79
Accounts payable	1,371	1,360
Accrued compensation and benefits	864	858
Professional and general liability reserves	292	276
Accrued interest payable	113	81
Income tax payable	69	—
Other current liabilities	2,698	1,809
Total current liabilities	5,567	4,463
Long-term debt, net of current portion	13,088	13,092
Professional and general liability reserves	978	951
Defined benefit plan obligations	241	245
Deferred income taxes	325	240
Other long-term liabilities	1,777	1,713
Total liabilities	21,976	20,704
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,143	2,956
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	5,192	4,914
Accumulated other comprehensive loss	(177)	(181)
Retained earnings	5,943	4,415
Common stock in treasury, at cost	(6,308)	(4,936)
Total shareholders’ equity	4,658	4,220
Noncontrolling interests	1,899	1,797
Total equity	6,557	6,017
Total liabilities and equity	$30,676	$29,677

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
(Dollars in millions)	2026	2025
Net income	$1,951	$1,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	444	414
Deferred income tax expense	97	11
Stock-based compensation expense	69	41
Impairment and restructuring charges, and acquisition-related costs	55	43
Litigation and investigation costs	30	45
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(34)	16
Equity in earnings of unconsolidated affiliates, net of distributions received	(11)	(8)
Amortization of debt discount and debt issuance costs	11	12
Other items, net	(10)	(1)
Changes in cash from operating assets and liabilities:
Accounts receivable	(33)	40
Inventories and other current assets	249	9
Income taxes	94	10
Accounts payable, accrued expenses and other current liabilities	(638)	24
Other long-term liabilities	36	32
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(84)	(81)
Net cash provided by operating activities	2,226	1,751
Cash flows from investing activities:
Purchases of property and equipment	(348)	(366)
Purchases of businesses or joint venture interests, net of cash acquired	(130)	(147)
Proceeds from sales of facilities and other assets	6	14
Proceeds from sales of marketable securities and long-term investments	51	37
Purchases of marketable securities and long-term investments	(77)	(38)
Other items, net	(22)	(1)
Net cash used in investing activities	(520)	(501)
Cash flows from financing activities:
Repayments of borrowings	(59)	(62)
Proceeds from borrowings	28	15
Repurchases of common stock	(1,360)	(1,095)
Distributions paid to noncontrolling interests	(398)	(374)
Proceeds from the sale of noncontrolling interests	15	18
Purchases of noncontrolling interests	(558)	(79)
Repayments of advances from managed care payers	—	(12)
Taxes paid related to net share settlement, net of proceeds from shares issued under stock‑based compensation plans	(83)	(33)
Other items, net	(4)	(22)
Net cash used in financing activities	(2,419)	(1,644)
Net decrease in cash and cash equivalents	(713)	(394)
Cash and cash equivalents at beginning of period	2,883	3,019
Cash and cash equivalents at end of period	$2,170	$2,625
Supplemental disclosures:
Interest paid, net of capitalized interest	$(365)	$(399)
Income tax payments, net	$(330)	$(242)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2026	2025	2026	2025
Net operating revenues:
Ambulatory Care	$1,388	$1,270	$2,708	$2,464
Hospital Operations and Services	4,240	4,001	8,288	8,030
Total	$5,628	$5,271	$10,996	$10,494

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$64	$59	$115	$113
Hospital Operations and Services	1	2	1	4
Total	$65	$61	$116	$117

Adjusted EBITDA:
Ambulatory Care	$542	$498	$1,026	$954
Hospital Operations and Services	762	623	1,440	1,330
Total	$1,304	$1,121	$2,466	$2,284

Adjusted EBITDA margins:
Ambulatory Care	39.0%	39.2%	37.9%	38.7%
Hospital Operations and Services	18.0%	15.6%	17.4%	16.6%
Total	23.2%	21.3%	22.4%	21.8%

Capital expenditures:
Ambulatory Care	$38	$27	$70	$52
Hospital Operations and Services	130	166	278	314
Total	$168	$193	$348	$366

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2026	2025	2026	2025
Net income available to Tenet Healthcare Corporation common shareholders	$826	$288	$1,528	$694
Less:
Revenue from contract termination	413	—	826	—
Impairment and restructuring charges, and acquisition-related costs	(31)	(24)	(55)	(43)
Litigation and investigation costs	(3)	(28)	(30)	(45)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	33	(38)	34	(16)
Tax and noncontrolling interests impact of above items	(100)	9	(183)	15
Adjusted net income available to common shareholders	$514	$369	$936	$783

Diluted earnings per share	$9.84	$3.14	$17.81	$7.43
Less:
Revenue from contract termination	4.92	—	9.63	—
Impairment and restructuring charges, and acquisition-related costs	(0.37)	(0.26)	(0.64)	(0.46)
Litigation and investigation costs	(0.03)	(0.31)	(0.35)	(0.48)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	0.39	(0.41)	0.40	(0.17)
Tax and noncontrolling interests impact of above items	(1.19)	0.10	(2.14)	0.16
Adjusted diluted earnings per share	$6.12	$4.02	$10.91	$8.38

Weighted average basic shares outstanding (in thousands)	83,524	91,135	85,162	92,688
Weighted average dilutive shares outstanding (in thousands)	83,964	91,791	85,780	93,408

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2026	2025	2026	2025
Net income available to Tenet Healthcare Corporation common shareholders	$826	$288	$1,528	$694
Less:
Net income available to noncontrolling interests	(219)	(234)	(423)	(450)
Net income	1,045	522	1,951	1,144
Income tax expense	(295)	(120)	(521)	(263)
Other non-operating income, net	43	25	84	51
Interest expense	(204)	(206)	(409)	(410)
Operating income	1,501	823	2,797	1,766
Revenue from contract termination	413	—	826	—
Depreciation and amortization	(215)	(208)	(444)	(414)
Impairment and restructuring charges, and acquisition-related costs	(31)	(24)	(55)	(43)
Litigation and investigation costs	(3)	(28)	(30)	(45)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	33	(38)	34	(16)
Adjusted EBITDA	$1,304	$1,121	$2,466	$2,284

Net operating revenues	$5,628	$5,271	$10,996	$10,494

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	14.7%	5.5%	13.9%	6.6%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	23.2%	21.3%	22.4%	21.8%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2026
(Dollars in millions)	Q2	YTD
Net cash provided by operating activities	$585	$2,226
Purchases of property and equipment	(168)	(348)
Free cash flow	$417	$1,878

Net cash used in investing activities	$(203)	$(520)
Net cash used in financing activities	$(1,179)	$(2,419)

Net cash provided by operating activities	$585	$2,226
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(27)	(84)
Cash received for contract termination	—	540
Adjusted net cash provided by operating activities	612	1,770
Purchases of property and equipment	(168)	(348)
Adjusted free cash flow	$444	$1,422

	2025
(Dollars in millions)	Q2	YTD
Net cash provided by operating activities	$936	$1,751
Purchases of property and equipment	(193)	(366)
Free cash flow	$743	$1,385

Net cash used in investing activities	$(314)	$(501)
Net cash used in financing activities	$(996)	$(1,644)

Net cash provided by operating activities	$936	$1,751
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(45)	(81)
Adjusted net cash provided by operating activities	981	1,832
Purchases of property and equipment	(193)	(366)
Adjusted free cash flow	$788	$1,466

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2026
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,869	$3,024
Less:
Revenue from contract termination	1,650	1,650
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(125)	(75)
Net gains on sales, consolidation and deconsolidation of facilities(2)	34	34
Tax and noncontrolling interests impact of above items	(375)	(385)
Adjusted net income available to common shareholders	$1,685	$1,800

Diluted earnings per share	$34.57	$36.43
Less:
Revenue from contract termination	19.88	19.88
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(1.50)	(0.91)
Net gains on sales, consolidation and deconsolidation of facilities	0.41	0.41
Tax and noncontrolling interests impact of above items	(4.52)	(4.64)
Adjusted diluted earnings per share	$20.30	$21.69

Weighted average dilutive shares outstanding (in thousands)	83,000	83,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2026.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,869	$3,024
Less:
Net income available to noncontrolling interests	(910)	(960)
Income tax expense	(1,075)	(1,130)
Interest expense	(810)	(800)
Other non-operating income, net	150	200
Net gains on sales, consolidation and deconsolidation of facilities(2)	34	34
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(125)	(75)
Depreciation and amortization	(875)	(925)
Revenue from contract termination	1,650	1,650
Adjusted EBITDA	$4,830	$5,030

Net income available to Tenet Healthcare Corporation common shareholders	$2,869	$3,024
Net operating revenues	$21,900	$22,500
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	13.1%	13.4%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	22.1%	22.4%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2026.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net cash provided by operating activities	$3,840	$4,290
Purchases of property and equipment	(700)	(800)
Free cash flow	$3,140	$3,490

Net cash provided by operating activities	$3,840	$4,290
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(125)	(75)
Cash received for contract termination	540	540
Adjusted net cash provided by operating activities	3,425	3,825
Purchases of property and equipment	(700)	(800)
Adjusted free cash flow(2)	$2,725	$3,025

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs or settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.